EXHIBIT 99.1

3001 Deming Way Middleton, WI 53562-1431 P.O. Box 620992 Middleton, WI 53562-0992 (608) 275-3340

For Immediate Release	Investor/Media Contact: Faisal Qadir 608-278-6207

Spectrum Brands’ Statement on the U.S. Department of Justice’s Opposition
to the Sale of its Hardware and Home Improvement Division to ASSA ABLOY

Spectrum Brands Holdings, Inc. (NYSE: SPB, “Spectrum Brands” or the “Company”), a leading global branded consumer products and home essentials company focused on driving innovation and providing exceptional customer service, today announced that it will vigorously oppose the U.S. Department of Justice’s (“DOJ”) baseless attempt to block the Company’s sale of its Hardware and Home Improvement (“HHI”) business to ASSA ABLOY. Spectrum Brands and ASSA ABLOY are committed to completing the transaction and are confident that they will prevail in litigation.

On September 8, 2021, Spectrum Brands announced that it had signed an agreement to sell its HHI business to ASSA ABLOY for $4.3 billion in cash. The transaction will first and foremost benefit consumers. In ASSA ABLOY’s hands, HHI will be able to keep up with the fierce competition across today’s home security marketplace and bring consumers better innovation and product choice. The transaction will also simplify the Spectrum Brands business and advance its strategic objective of creating a pure-play Global Pet Care and Home & Garden company, allowing management to devote resources and to prioritize innovation in those units in order to accelerate long-term sustainable growth.

The DOJ’s lawsuit challenging the transaction ignores the realities of this dynamic industry and the highly competitive landscape of the residential security marketplace, in which there are many capable and vigorous competitors and rapid, easy entry by new firms. This transaction will only further increase HHI’s ability to deliver the innovations consumers demand. The combined entity will deliver more value and innovation to customers and enhance competition overall in an ever-changing marketplace.

David Maura, the Company’s Chief Executive Officer, said, “despite disagreeing strongly with the DOJ’s purported concerns, in the spirit of compromise – and to speed delivery of the concrete benefits this transaction offers all stakeholders – Spectrum Brands and ASSA ABLOY made numerous proposals to address the DOJ’s concerns, each of which were rejected without a valid basis. Their choice to pursue litigation places political ideology above the interests of American consumers and workers. We are confident that the Court will agree with us and will allow us to close the transaction.”

Forward-Looking Statements

We have made, implied or incorporated by reference certain forward-looking statements in this press release. All statements, other than statements of historical facts included or incorporated by reference in this document, without limitation, statements or expectations regarding our business strategy,

3001 Deming Way Middleton, WI 53562-1431 P.O. Box 620992 Middleton, WI 53562-0992 (608) 275-3340

future operations, financial condition, projected synergies, prospects, plans and statements regarding the HHI transaction, the related lawsuit and the prospects thereof are forward-looking statements. When used in this document, the words future, anticipate, pro forma, seeks, intend, plan, envision, estimate, believe, belief, expect, project, forecast, outlook, earnings framework, goal, objective, target, could, would, will, can, should, may and similar expressions are also intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Since these forward-looking statements are based upon our current expectations of future events and projections and are subject to a number of risks and uncertainties, many of which are beyond our control and some of which may change rapidly, actual results or outcomes may differ materially from those expressed or implied herein, and you should not place undue reliance on these statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the United States Securities and Exchange Commission, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, to reflect actual results or changes in factors or assumptions affecting such forward-looking statements.

About Spectrum Brands Holdings, Inc.

Spectrum Brands Holdings is a home-essentials company with a mission to make living better at home. We focus on delivering innovative products and solutions to consumers for use in and around the home through our trusted brands. We are a leading supplier of specialty pet supplies, lawn and garden and home pest control products, personal insect repellents, shaving and grooming products, personal care products, and small household appliances. Helping to meet the needs of consumers worldwide, Spectrum Brands offers a broad portfolio of market-leading, well-known and widely trusted brands including Tetra®, DreamBone®, SmartBones®, Nature’s Miracle®, 8-in-1®, FURminator®, Healthy-Hide®, Good Boy®, Meowee!®, OmegaOne®, Spectracide®, Cutter®, Repel®, Hot Shot®, Rejuvenate®, Black Flag®, Liquid Fence®, Remington®, George Foreman®, Russell Hobbs®, Black+Decker®, PowerXL®, Emeril Legasse®, and Copper Chef®. For more information, please visit www.spectrumbrands.com. Spectrum Brands – A Home Essentials Company™.

# # #

2